EXHIBIT 23.4

Principal Officers:
Keith M. Braaten, P. Eng.
President & CEO
Jodi L. Anhorn, M.Sc., P. Eng.
Executive Vice President & COO

Officers / Vice Presidents:
Caralyn P. Bennett, P. Eng.
Tim R. Freeborn, P. Eng.
Leonard L. Herchen, P. Eng.
Myron J. Hladyshevsky, P. Eng.
Todd J. Ikeda, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng.

Consent of GLJ Petroleum Consultants Ltd.,
Independent Petroleum Engineering Consultants

Canadian Natural Resources Limited
2500, 855 Second Street SW
Calgary, AB  T2P 4J8

Re:	Consent of Independent Petroleum Consultants

To Whom It May Concern:

We consent to the use of our report with respect to the reserves data of Canadian Natural Resources Limited included and incorporated by reference in its

(i)  Annual Report on Form 40-F for the year ended December 31, 2014; and,

(ii)  Registration Statement on Form F-10 (File No. 333-191876) filed with the Securities and Exchange Commission.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

“Originally Signed By”

Bryan M. Joa, P. Eng.
Vice President

Dated: March 25, 2015
Calgary, Alberta
CANADA

4100, 400  –  3rd Avenue S.W., Calgary, Alberta, Canada  T2P 4H2  ·  (403) 266-9500  ·  Fax (403) 262-1855  ·  GLJPC.com